CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form N-2 of our report dated February 27, 2018, relating to the financial statements of Daxor Corporation, which is incorporated by reference in that Prospectus.

/s/ WithumSmith+Brown, P.C.

New York, NY

June 13, 2018